UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2010

URBAN BARNS FOODS INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation or organization)

333-145897
Commission File Number

7170 Glover Road,
Milner, B.C.,
Canada, V0X 1T0
(Address of principal executive offices)

Registrant’s telephone number, including area code: 604-888-0420

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02  Appointment of Certain Officers and Directors

On January 13, 2010, Urban Barns Foods Inc. (the “Company”, “us”, “we”, “our”) accepted Cesar Montilla’s consent to act as the Company’s director, Director of Business Development and Government Relations Officer and appointed Mr. Montilla to these positions.

There are no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $ 120,000 or one percent of the average of the smaller reporting company's total assets at year end for the last two completed fiscal years, and in which Mr. Hanson had or will have a direct or indirect material interest.

Biographical Information:

Mr. Montilla, 67 years old, has been the Chief Executive Officer of SPECTRUM Finance Network, an international consulting organization, and private capital firm with expertise and experience, on the structuring, re-structuring, and financing of companies, since 2000.  He was also President of Ascender Management Services, Inc. an SEC registered investment advisory firm to individuals and institutions between 2004 and 2007.

He had been Chairman and Chief Executive Officer of Clark Melvin Securities Corporation since 1990. In October 1997 Samuel Ramirez & Co., one of the nation's largest municipal bond dealers, purchased Clark Melvin, and he became a Managing Director at that firm and left in 1998. From 1980 he was Managing Director in charge of Kidder, Peabody's total business in Florida and South America and President of Kidder Peabody, Puerto Rico Inc., until he became a Managing Director of Merrill Lynch, who acquired that region in 1989. He left Merrill Lynch in 1990 to become the principle of Clark Melvin. Prior to 1980, Mr. Montilla was Chairman of the Securities Corporation of Puerto Rico which, at that time, was Puerto Rico's only native investment banking corporation, and an affiliate of the First Boston Corporation.  From 1965 to 1973 he was Vice President and stockholder of Blyth, Eastman Dillon and Co.

A native of Puerto Rico, Mr. Montilla graduated from the Cheshire Academy in Connecticut, attended Cornell University, Ithaca, N.Y., the University of Puerto Rico, and the University of Florida in Gainesville where he studied Architecture.  He completed studies at the New York Institute of Finance in 1965.

Mr. Montilla has served on the Board of Directors of the Puerto Rican Society of Financial Analysts and the Puerto Rico Development Fund of the Government Development Bank of Puerto Rico.  He has also served on Advisory Councils for the United States Department of Commerce, Banco Popular de Puerto Rico and the New York Stock Exchange. He was a registered principal with the National Association of Securities Dealers (NASD), served on the Public Finance Committee of the Public Securities Association (PSA), the Executive Committee of the Public Securities Association and the Executive Committee of the New York Region of the Securities Industry Association (SIA). He served on the Boards of GM Group and Fajardo Federal Bank until both institutions were sold in 1999; he also served as Chairman of the Salvation Army's Advisory Council and was on the Board of Directors of the Puerto Rico Aqueduct and Sewer Authority (PRASA) for six years.

Mr. Montilla currently sits on the Boards of GM Capital, HIMA•San Pablo Hospitals; Sofscape Caribe, Opera de Puerto Rico, Inc., “Fondita de Jesus”and is on the Puerto Rico Advisory Board of the United States Army.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: 20 January, 2010	Urban Barns Foods Inc.
(Registrant)

	By:	/s/ Jacob Benne
Jacob Benne Director, President and Chief Executive Officer

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